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                         [LETTERHEAD OF Baker & Daniels]

                                                                     Exhibit 5.5

                                January 28, 2003

Village Market, LLC
23000 Roundy Drive
Pewaukee, Wisconsin 53072

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as Indiana counsel to Village Market, LLC, an Indiana limited liability company, (the "Guarantor"), in connection with the Guarantor's proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $75,000,000 in aggregate principal amount of 8 7/8% Senior Subordinated Notes, due 2012, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by Roundy's, Inc., a Wisconsin corporation (the "Issuer"), pursuant to a Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on January 28, 2003, under the Securities Act of 1933, as amended (the "Act") such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the "Guarantee"), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented, the "Indenture"), originally dated as of June 6, 2002, as supplemented and amended, among the Issuer, the Guarantors and BNY Midwest Trust Company.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments (i) the Articles of Organization and Operating Agreement of the Guarantor, (ii) a written consent of Members of the Guarantor together with a written consent of the board of directors of the Guarantor's manager, each with respect to the issuance of the Guarantees, (iii) the Registration Statement and (iv) the Indenture.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantors and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies (iv) any law except the laws of the State of Indiana and the Indiana case law decided thereunder and (v) the "Blue Sky" laws and regulations of Indiana.

         Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

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              1. The Guarantor is organized and existing under the laws of the
         State of Indiana.

              2. The Guarantor has the requisite power and authority as a limited liability company to execute and deliver the Indenture and to perform its obligations thereunder.

             3. The execution and delivery of the Indenture by the Guarantor, and the performance of its obligations thereunder, has been duly authorized by Guarantor, and does not conflict with such Guarantor's Articles of Organization, Operating Agreement or any applicable provision of Indiana law or require any consent of any Indiana governmental authority.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Indiana be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis may rely upon this opinion to the same extent as if it were an addressee hereof.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                               Sincerely,

                               \s\ Baker & Daniels